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                                                                   EXHIBIT 10.17


                                                                  Execution Copy



                              EMPLOYMENT AGREEMENT

               This Employment Agreement ("AGREEMENT") is made and entered into as of July 24, 2000 by and between Novatel Wireless, Inc., a Delaware corporation (the "COMPANY") and John Major ("EXECUTIVE").


                                    RECITALS

               WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment; and

               WHEREAS, Executive desires to accept employment with the Company, subject to the terms and provisions of this AGREEMENT;


                                    AGREEMENT

               NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the Company and Executive agree as follows:

               1. Employment and Duties. During the Employment Period (as hereinafter defined), Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company, reporting solely to the Company's Board of Directors. The duties and responsibilities of Executive shall include the duties and responsibilities for Executive's respective corporate offices and positions as set forth in the bylaws of the Company and such other duties and responsibilities as the Board of Directors of the Company (the "BOARD OF DIRECTORS") may from time to time reasonably assign to Executive, in all cases to be consistent with Executive's corporate offices and positions. At the next meeting of the Board of Directors, Executive shall be nominated to serve as a director of the Company, and, if elected, he shall serve in such capacity during the Employment Period without additional compensation. Executive shall perform faithfully the executive duties and responsibilities referred to above to the best of his ability, on a full-time basis.

               2. Term and Termination.

                  2.1. Effective Date. This Agreement shall be effective as of the date hereof (the "EFFECTIVE DATE").

                  2.2. Employment Period. The Employment Period shall begin on the Effective Date and end on the third anniversary of the Effective Date (the "INITIAL TERM") or upon the expiration of any renewal period (the "EXPIRATION DATE"), subject to renewal as hereinafter provided for, unless sooner terminated pursuant to the provisions of this Agreement. So long as the Employment Period is then in effect, and no termination notice that is then effective has theretofore been given, the Employment Period shall automatically extend for an additional one (1) year beyond the Expiration Date otherwise next set to occur, unless any party gives written notice of non-renewal to the other party at least sixty (60) calendar days prior to



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that Expiration Date. If such notice of non-renewal is given, the Employment
Period shall expire on that Expiration Date.

                  2.3. Early Termination for Cause. The Company may terminate Executive's employment for Cause (as hereinafter defined) by giving the Executive thirty (30) days' advance notice in writing of such termination. For all purposes under this Agreement, the term "CAUSE" shall mean:

                  (i) A willful failure by the Executive to substantially perform the Executive's duties under this Agreement;

                  (ii) Any willful act by Executive which constitutes gross misconduct of a type and kind which is materially adverse to the Company and which remains uncured by Executive for five (5) calendar days following Executive's receipt of such notice;

                  (iii) A willful violation of a federal or state law, rule or regulation by Executive applicable to the business of the Company of a type and kind that is materially adverse to the Company;

                  (iv) A willful violation of a federal or state securities law applicable to the Company; or

                  (v) The conviction of Executive of, or entry by Executive of a guilty or no contest plea to, the commission of a felony.

For purposes of this Paragraph 2.3, no act, or failure to act, by Executive shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company. No compensation or benefits shall be paid or provided to Executive under this Agreement on account of a termination for Cause, or for periods following the date when such a termination of employment is effective, except for Base Salary to the extent already accrued. In the event Executive's employment is terminated for Cause, Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 2.3.

                  2.4. Early Termination for Disability. The Company may terminate Executive's employment for Disability (as hereinafter defined) by giving Executive thirty (30) days' advance notice in writing of such termination. For all purposes under this Agreement, the term "DISABILITY" shall mean a circumstance which Executive, at the time notice is given, has been unable by reason of his incapacity due to physical or mental illness to perform his obligations under this Agreement for a period of not less than six (6) consecutive months. No compensation or benefits shall be paid or provided to Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. In the event Executive's employment is terminated on account of Disability, Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 2.4.




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                  2.5. Early Termination Generally. The Company may terminate
Executive's employment prior to the end of the Employment Period, but only by giving Executive thirty (30) days' advance notice of such termination in writing. If the Company terminates Executive's employment prior to the end of the Employment Period pursuant to this Paragraph 2.5 for any reason other than Cause or Disability, Executive shall be entitled to receive the payments and benefits referred to in Paragraph 12.1.1 below (subject to the terms and conditions of said Paragraph), and Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 2.5.

                  2.6. Early Termination on Account of Death. If Executive's employment is terminated by his death, the Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of Executive's death, or for periods following Executive's death; provided, however, that if, prior to Executive's death, Executive was entitled to receive payments or benefits under Paragraph 12.1.1 below, then the Beneficiary (as hereinafter defined) shall be entitled to continue to receive those payments or benefits (subject to the terms and conditions of said Paragraph) to the same extent that Executive would have been entitled to receive those payments or benefits if he had not died. The rights of the Beneficiary under the benefit plans of the Company in the event of Executive's death shall be determined under the provisions of those plans.

                  2.7. Early Termination by Executive for Good Reason. Executive may voluntarily elect to resign his employment with the Company prior to the end of the Employment Period for Good Reason (as hereinafter defined) upon giving the Company thirty (30) days' advance notice in writing of such termination. If Executive terminates his employment for Good Reason, Executive shall be entitled to receive the payments or benefits referred to in Paragraph 12.1.1 below (subject to the terms and conditions of said Paragraph), and Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Paragraph 2.7. For all purposes of this Agreement, the term "GOOD REASON" means the occurrence of any one or more of the following events without, in each case, the prior written consent of Executive thereto:

                  (i) Any material diminution of Executive's titles, responsibilities or duties with the Company;

                  (ii) A substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) then available to Executive;

                  (iii) Any reduction in the Base Salary then payable to, or Bonus opportunity then available to, Executive or a failure by the Company to pay any such amounts when due;

                  (iv) A material reduction in the kind or level of employee benefits to which Executive is then entitled, with the result that Executive's overall benefits package is materially reduced;




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                  (v)       The involuntary relocation of Executive to a
                            facility or location more than twenty-five (25) miles from the location described in Section 3;

                  (vi) Any purported termination by the Company of Executive's employment which is not effected for death, for Disability or for Cause, or any purported termination by the Company of Executive's employment for which the grounds relied upon therefor are not valid;

                  (vii) The failure of the Company to obtain the assumption of this Agreement by its successor as required by Paragraph 18 hereof;

                  (viii) Any breach by the Company of any provision of this Agreement applicable to it which is material and adverse to Executive;

                  (ix) the Company's failure to provide the Options (as hereinafter defined) or the Company's material breach of one or more of the stock option agreements pursuant to which the Options were issued to Executive;

                  (x) the Company's failure to substantially provide any material employee benefits due to be provided to Executive;

                  (xi) the Company's failure to provide in all material respects the indemnification set forth in Paragraph 29 of this Agreement; or

                  (xii) six (6) months immediately following a Change in Control (as hereinafter defined).

Executive's continued employment during the thirty (30) day period referred to above in this Paragraph 2.7 shall not constitute Executive's consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of this Agreement, "CHANGE OF CONTROL" means the occurrence of any of the following:

                  (i) The Company is merged, consolidated or reorganized into or with another corporation or legal person, and as a result of such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the then outstanding securities of such resulting corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

                  (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than fifty percent (50%) of the combined voting power of the then outstanding voting stock of such corporation or person immediately after such sale or transfer




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                            is held in the aggregate by the holders of voting
                            stock of the Company immediately prior to such sale or transfer;

                  (iii) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

                  (iv) A change in the composition of the Board of Directors during any period of two (2) consecutive years such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  2.8. Early Termination by Executive for Other Than Good Reason. Executive may voluntarily elect to resign his employment with the Company prior to the end of the Employment Period for any reason upon One Hundred Twenty (120) days advance written notice, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.. Upon such termination, Executive shall be entitled to receive the payments and benefits referred to in Paragraph 12.1.2 below.

               3. Place of Employment. The principal place of employment of Executive shall be at the Company's executive offices in San Diego County, California.

               4. Base Salary. For all services to be rendered by Executive pursuant to this Agreement, the Company shall pay to Executive during the Employment Period a base salary (the "BASE SALARY") at an annual rate of not less than Three Hundred Twenty-Five Thousand Dollars ($325,000). The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices, subject to all applicable taxes and withholding. The Board of Directors shall review the amount of the Base Salary at least annually as of the payroll payment date nearest each anniversary of Effective Date and, taking into consideration the merits of the Executive's performance, may (but shall have no obligation to) increase the amount thereof.

               5. Bonus.

                  5.1. Beginning with the Company's 2000 fiscal year end and for each fiscal year thereafter during the Employment Period, Executive shall be eligible to receive an annual bonus (the "BONUS") in an amount of up to one hundred percent (100%) of Executive's Base Salary for such fiscal year (the "TARGET AMOUNT") based upon certain operational and financial criteria, including revenue and profitability targets and other organizational milestones (such criteria being hereinafter collectively referred to as the "TARGETS") as established by the Board of Directors. The Targets for each fiscal year during the Employment Period shall be agreed upon, not less than forty-five (45) days prior to the beginning of such fiscal year, by Executive and a director of the Company designated for such purpose; provided, however, that the Targets for fiscal year 2000 shall be agreed upon within ninety (90) days following the




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Effective Date. The parties acknowledge that it is their intention that the
Targets for each fiscal year shall be set at levels that are aggressive but attainable. In the event that the Targets are not attained in any fiscal year during the Employment Period, the Board of Directors shall award Executive a bonus with respect to such fiscal year in an amount equal to his Base Salary multiplied by the average percentage bonus (calculated as a percentage of their respective maximum bonus targets) of the next three most senior officers of the Company. The Board of Directors may (but shall have not obligation to) institute, for the benefit of Executive, such additional bonus plans such Board shall determine, in each case in the sole, absolute and unrestricted discretion of such Board.

                  5.2. Unless otherwise specified pursuant to Paragraph 5.3 below, the Bonus payable hereunder shall be payable in a single installment within thirty (30) days following the date (the "DELIVERY DATE") on which audited financial statements for the fiscal year to which such Bonus relates or as otherwise agreed by Executive and the Board of Directors are delivered to the Board of Directors. The Bonus shall be paid one-half in cash and one-half in the Company's Common Stock, the number of shares being determined by the fair market value on the Delivery Date, as determined by the Board of Directors. Any other bonus payable hereunder shall, unless otherwise specified pursuant to Paragraph
5.3 below, be payable at such time or times as the Board of Directors, in its sole, absolute and unrestricted direction, shall determine.

                  5.3. Executive may, by written notice provided to the Company (a "Deferral Notice"), elect to defer the payment date with respect to some or all of any Bonus relating to such fiscal year. Any such Deferral Notice shall be provided to the Company prior to the start of such fiscal year and shall specify the percentage of any such Bonus which shall be deferred and the time and manner pursuant to which such bonus shall be paid; provided, however, that any Deferral Notice relating to any Bonus with respect to fiscal year 2000 shall be provided to the Company no later than thirty (30) days following the Effective Date.

               6. Stock Options.

                  6.1 Option Grants. Effective as of the Effective Date, and contingent upon the execution of this Agreement by Executive, the Company shall grant Executive one or more options (the "Options") to purchase an aggregate of five percent (5%) of the outstanding equity securities of the Company (as of the Effective Date), on a fully-diluted basis, taking into account all options, warrants, and convertible securities issued, authorized, or outstanding as of the Effective Date, in any event not less than one million (1,000,000) shares of the Company's common stock (the "Common Stock"). The Options shall be governed by the terms and conditions of this Agreement and the plan pursuant to which they are issued.

                  6.2 ISO Treatment. The Options shall, to the fullest extent permitted under applicable tax laws, be structured to qualify as "incentive stock options" with the meaning of Section 422(b) of the Internal Revenue Code.

                  6.3 Option Price. The Options shall have a per share exercise price equal to the price at which options were last issued to other senior officers of the Company.




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                  6.4 Vesting. The Options shall vest and become exercisable in accordance with the following schedule:

               (A) Twenty percent (20%) of the Options shall vest and become exercisable on the Effective Date;

               (B) Twelve and one-half percent (12-1/2%) of the Options shall vest and become exercisable on the first anniversary of the Effective Date, provided that Executive is then employed by the Company;

               (C) Twelve and one-half percent (12-1/2%) of the Options shall vest and become exercisable on the second anniversary of the Effective Date, provided that Executive is then employed by the Company;

               (D) Ten percent (10%) of the Options shall vest and become exercisable on each of the first, second, third and forth anniversary of the Effective Date, provided that Executive is then employed by the Company; and

               (E) Fifteen percent (15%) of the Options shall vest and become exercisable upon the earlier to occur of (1) the closing prior to December 31, 2000 of the sale of the Company's common stock in a firm commitment, underwritten public offering approved by the Company's Board of Directors and registered under the Securities Act of 1933, as amended; and (2) with respect to one-half of such shares, the third anniversary of the Effective Date, and with respect to the remaining one-half of such shares, the fourth anniversary of the Effective Date, in both cases, provided the Executive is then employed by the Company on such dates.

If Executive's employment is terminated by the Company for reasons other than Disability or Cause, or if Executive terminates his employment for Good Reason any unvested Options shall immediately vest and become exercisable in full at that time.

                  6.5 Change of Control. All Options not then vested shall immediately vest and become exercisable in full at the effective time of a Change of Control, in the event Executive is then employed by the Company.

                  6.6 Other Option Provisions. The Options shall expire on the first to occur of:

                      6.6.1 In the event of termination of Executive's employment by reason of Executive's death or Disability, six (6) months after the date of such termination;

                      6.6.2 In the event of termination or expiration of Executive's employment for any other reason (including, without limitation, termination by Executive for Good Reason and by the Company for Cause), ninety
(90) days after the date of such termination or expiration; or

                      6.6.3 Ten (10) years from the date of grant of such Option.




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               7. Expenses.

                  7.1. Legal Expenses. Executive shall be entitled to prompt reimbursement by the Company for all reasonable legal fees incurred by Executive in connection with the negotiation and completion of this Agreement, not to exceed $5,000; provided, however, that Executive shall properly account for such expenses in accordance with the policies and procedures of the Company.

                  7.2. Ordinary Expenses. Executive shall be entitled to prompt reimbursement for all reasonable, ordinary and necessary travel, entertainment, and other expenses incurred by Executive during the Employment Period (in accordance with the policies and procedures established for senior executive officers of the Company) in the performance of his duties and responsibilities for the Company under this Agreement; provided, however, that Executive shall properly account for such expenses in accordance with the policies and procedures of the Company.

               8. Employee Benefit Plans. During the Employment Period, Executive shall be entitled to participate in all employee benefit plans or programs of the Company, if any, on the same basis as other senior managers of the Company, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the terms, conditions, rules and regulations applicable thereto.

               9. Life Insurance. The Company shall provide Executive with a One Million Dollar ($1,000,000) executive term life insurance policy. The beneficiary of such policy shall be named by Executive. Upon the termination of Executive's employment with the Company for any reason, the Company shall, upon Executive's request, assign such life insurance to Executive, with Executive to fully assume the obligation to maintain such life insurance after the end of the Employment Period.

              10. Vacations and Holidays. Each year the Executive shall be entitled to an aggregate of four (4) weeks' paid vacation, plus holidays in accordance with the Company's policies, as amended from time to time, for senior executive officers.

              11. Other Activities. Executive shall devote substantially all of his working time and efforts during normal business hours to the business and affairs of the Company and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and absences due to illness. However, Executive may devote a reasonable amount of his time (A) to civic, community, or charitable activities, (B) to continue to serve as a director of other corporations on whose boards he serves as of the Effective Date, (C) with the prior written approval of the Board of Directors, to serve as a director of other corporations to which he is elected for the first time after the Effective Date and (D) to other types of business or public activities not expressly mentioned in this Paragraph 11.

              12. Termination Benefits. In the event Executive's employment terminates prior to the end of the Employment Period, then Executive shall be entitled to receive severance and other benefits as follows:




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                  12.1. Severance.

                        12.1.1. Involuntary Termination. If the Company terminates Executive's employment for reasons other than for Disability or Cause, or if Executive terminates his employment for Good Reason, Executive shall be entitled to payment in a lump sum of his Base Salary for a period of one (1) year. If the Company terminates Executive's employment for reasons other than Disability or Cause, or if the Executive terminates his employment for Good Reason, then the Company shall pay to Executive in a lump sum a Bonus equal to the amount of the Bonus earned as of the date of the termination.

                        12.1.2. Other Termination. If the Company terminates Executive's employment for reasons of Disability or Cause, or if Executive terminates his employment for other than Good Reason, Executive shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination, subject to the terms of such plans and policies.

                        12.1.3. Duty to Mitigate. For a period of six (6) months immediately following any termination of Executive's employment by the Company other than for Cause, Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner).

               13. Proprietary Information. Concurrently with the execution of this Agreement, Executive will execute and deliver to the Company the Company's standard Employee Inventions and Proprietary Rights Assignment Agreement, a copy of which is attached hereto as Exhibit "A" and is incorporated herein by this reference.

               14. Non-Solicitation. Executive covenants and agrees with the Company that during the Employment Period and for a period expiring one (1) year after the date of termination or expiration thereof, neither Executive nor his Controlled Affiliates (as hereinafter defined) shall solicit any employees of the Company or any of its affiliates to terminate their employment with the Company or its affiliates or to become employed by any firm, company or other business enterprise with which Executive may then be connected. As used herein, "CONTROLLED AFFILIATE" of Executive means any member of Executive's immediate family (including, without limitation, his spouse, children, parents and siblings) and any other person or entity which, directly or indirectly, is at any time controlled by Executive. For purposes of this definition, "CONTROL" of a person or entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

               15. Non-Competition. Executive covenants and agrees with the Company that during the Employment Period and for a period expiring one (1) year after the date or termination or expiration thereof, neither Executive nor any Controlled Affiliate shall, whether on his or its own behalf or on behalf of any other person, firm, partnership, corporation or other business venture (hereinafter, a "PERSON"), own, manage, control, participate in, consult with, be employed by, render services for or otherwise assist in any manner any person that is engaged in, any Business Activity (as hereinafter defined) competitive with the Business (as hereinafter defined). Nothing herein shall prohibit Executive or any Controlled Affiliate from being an




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owner of not more than two percent (2%) of the equity or debt securities of any such person, so long as Executive has no active participation (other than exercising voting or consensual rights with respect to such interest of up to two percent (2%)) in the business of such person. As used herein: (i) "BUSINESS ACTIVITY," with respect to any person, means any direct or indirect primary business activity of such person; and (ii) "BUSINESS" means, as of the date of Executive's departure from the Company, any Business Activity engaged in by the Company or its affiliates.

               16. No Adequate Remedy at Law.

                   16.1. Equitable Relief. In the event that Executive shall breach any of the provisions of Paragraph 14 or 15 hereof, or in the event that any such breach is threatened by Executive, in addition to and without limiting or waiving any other remedies available to the Company in law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain such breach or threatened breach and to enforce the provisions of such Paragraphs. Executive acknowledges that it is impossible to measure in money the damages that the Company will sustain in the event that Executive breaches or threatens to breach any of the provisions of such Paragraphs and, in the event that the Company shall institute any action or proceeding to enforce those provisions seeking injunctive relief, Executive hereby waives and agrees not to assert and shall not use as defense thereto the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the right of the Company to require Executive to account for and pay over to it the amount of any actual damages incurred by the Company as a result of any such breach.

                   16.2. The parties acknowledge that (i) the provisions of Paragraphs 14 and 15 are essential to protect the business and goodwill of the Company, and (ii) the foregoing restrictions are under all of the circumstances reasonable and necessary for the protection of the Company and its business. If, however, at the time of enforcement of any or such paragraphs or any other provision of this Agreement, a court or arbitrator shall hold that the duration, scope or area restriction or any other provision hereof is unreasonable under circumstances now or the existing, the parties hereto agree that the maximum duration, scope or area reasonable under the circumstances shall be substituted for the stated duration, scope or area.

               17. Right to Advice of Counsel. Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement. Executive acknowledges that the stock options, payments, and other matters provided in this Agreement have tax consequences, that the Company (or its counsel) has not provided any tax advice to Executive, and that Executive is solely responsible for consulting with an accountant, legal counsel, or other tax advisor regarding the tax consequences of this Agreement.

               18. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to or in connection with the effectiveness of any such succession shall constitute Good Reason, within the meaning of Paragraph 2.7 (vii) hereof, for Executive to terminate his employment hereunder.




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If the Executive terminates his employment for such Good Reason, he shall be entitled to the payments and benefits described in Paragraph 12.1.1 of this Agreement, subject to the terms and conditions of said Paragraph.

               19. Arbitration.

                   19.1. General Rule. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Diego, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by the Company, on the one hand, and Executive, on the other, within ten (10) days after any party has notified the others in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, the Company, on the one hand, and Executive, on the other, shall each select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such 10-day period and the arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by the Company or Executive to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. The Company, on the one hand, and Executive, on the other, shall pay their or his own expenses associated with such arbitration, including the expense of any arbitrator selected by such party or parties and the Company shall pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties, and judgment in accordance with that decision may be entered in any court having jurisdiction over the parties. In the event of an arbitration or lawsuit by either party to enforce the provisions of this Agreement following a Change of Control, if either party prevails on any material issue which is the subject of such arbitration or lawsuit, he or it shall be entitled to recover from the other party the reasonable costs, expenses and attorneys' fees he or it has incurred attributable to such issue.

                   19.2. Injunctive Relief. Notwithstanding the foregoing, each party hereto specifically reserves the right to seek equitable remedies in a court of competent jurisdiction.

               20. Absence of Conflict. Executive represents and warrants that his employment by the Company as described herein shall not constitute a breach of or conflict with and shall not be constrained by any prior employment or consulting agreement or relationship.

               21. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other party, assign or transfer this Agreement or any one or more of its rights or obligations under this Agreement to any other person or entity, except that the Company may assign or transfer this Agreement to any successor entity as provided in Paragraph 18; provided, that such assignment shall not relieve the assigning party of its obligations hereunder. If Executive should die while any amounts are still payable, or any benefits are still required to be provided to Executive hereunder, all such




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amounts or benefits, unless otherwise provided herein, shall be paid or provided in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there by no such designee, to Executive's estate (in each case, a "BENEFICIARY").

               22. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to Executive:     John Major
                                    P.O. Box 27
                                    Rancho Santa Fe, California 92067

               With a copy to:      Mark S. Pulliam, Esq.
                                    Latham & Watkins
                                    701 B Street, Suite 2100
                                    San Diego, California 92101

               If to the Company:   Novatel Wireless, Inc.
                                    9360 Towne Centre Drive, Suite 110
                                    San Diego, California 92121-3030

or to such other address or the attention of such other persons as the recipient party has previously furnished to the other parties in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

               23. Integration. This Agreement represents the entire agreement and understanding among the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. This Agreement and the exhibits thereto supersede all prior agreements relating to the employment of Executive by the Company, which agreements shall terminate as of the Effective Date. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

               24. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver hereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach or promise by such other party.

               25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.




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               26. Headings. The headings of the paragraphs contained in this
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

               27. Applicable Laws. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California.

               28. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document.

               29. Indemnification. The Company shall indemnify Executive to the fullest extent allowed by applicable law. In addition, Executive shall be covered by the Company's officer and director liability insurance policy, which Company agrees to obtain and keep in effect throughout the Employment Period.

               30. Section 280G. If it is determined that any payment or distribution of any type to or for the benefit of the Executive by the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax and any such interest or penalties are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Tax Restoration Payment"). The amount of the Tax Restoration Payment shall be an amount equal to (A) fifty percent (50%) multiplied by (B) the sum of (1) the Excise Tax imposed on the Executive (without regard to any Excise Tax on the Tax Restoration Payment); plus (2) any state and federal income and employment taxes imposed on a bonus amount equal to the Excise Tax (without regard to any Excise Tax on the Tax Restoration Payment). Notwithstanding any other provision of this section, if the Excise Tax could be avoided by reducing the Total Payments by $10,000 or less, then the Total Payments shall be reduced to the extent necessary to avoid the Excise Tax and no Tax Restoration Payment shall be made.

               The determination of whether the Total Payments are subject to an Excise Tax and, if so, the amount to be paid by the Company to Executive and the time of payment pursuant to this Paragraph 30 shall be made by an independent auditor (the "Auditor") jointly selected by the parties and paid by the Company. Unless Executive agrees otherwise in writing, the Auditor shall be a nationally recognized United States public accounting firm that has not, during the two (2) years preceding the date of its selection, acted in any way on behalf of the Company or any of its affiliates. If the parties cannot agree on the firm to serve as the Auditor, then the parties shall




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each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.


        IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.



                                 NOVATEL WIRELESS, INC.


                                 By:     /s/ AMBROSE TAM
                                        ----------------------------------------
                                 Name:    Ambrose Tam
                                        ----------------------------------------
                                 Title:   President and Chief Operating Officer
                                        ----------------------------------------


                                 EXECUTIVE

                                                 /s/ JOHN MAJOR
                                 -----------------------------------------------
                                 John Major



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